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                                                                     EXHIBIT 4.3



                    COLLATERAL TRADEMARK SECURITY AGREEMENT


        THIS COLLATERAL TRADEMARK SECURITY AGREEMENT ("Security Agreement") made as of the 5th day of October, 1992, by RAINBOW HOME RENTALS, INC., an Ohio corporation ("Borrower") and CONTINENTAL BANK N.A., a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Lender"):

                              W I T N E S S E T H:

        WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement of even date herewith (said Loan and Security Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the "Loan and Security Agreement"; capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan and Security Agreement); and

        WHEREAS, it is a condition precedent to the making of the initial Revolving Loan and the issuance of the initial Letter of Credit under the Loan and Security Agreement by Lender that Borrower shall grant the security interest and make the collateral assignment contemplated by this Security Agreement;

        NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make Loans and issue Letters of Credit under the Loan and Security Agreement, Borrower hereby agrees with Lender as follows:

        1. GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, observance and performance of all of the Liabilities, Borrower hereby grants, bargains, assigns, mortgages, pledges and creates a security interest in and transfers and conveys to Lender as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale as hereinafter provided, to the extent permitted by law, with respect to all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

                (a) trademarks, trademark registrations, interests under trademark license agreements, tradenames and trademark applications, service marks, service mark registrations, service mark applications and brand names, including, without limitation, the trademarks, trade-names, service marks and registrations and applications thereof listed on EXHIBIT A attached hereto and made a part hereof and the trademark license agreements (both as licensee and licensor) listed on EXHIBIT B attached hereto and made a part hereof and (i) all renewals thereof,
        (ii) all income, royalties, damages and payments

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        now or hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, but excluding attorneys' fees and court costs payable to Borrower with respect thereto, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, tradenames, service marks, applications, registrations, and interests under trademark license agreements, together with the items described in CLAUSES (i) through (iv) in this SUBSECTION (a), are sometimes hereinafter individually and/or collectively referred to as the "Trademarks"); and

                (b) the goodwill of Borrower's business associated with or symbolized by the Trademarks.

        2. RESTRICTIONS ON FUTURE AGREEMENTS. Borrower agrees that until all Liabilities shall have been satisfied in full and the Loan and Security Agreement shall have been terminated, Borrower will not, without Lender's prior written consent, abandon any Trademark, the abandonment of which would have a material adverse affect on Borrower, or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with Borrower's obligations under this Security Agreement and Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to Lender under this Security Agreement and any such agreement or action if it shall take place shall be null and void and of no effect whatsoever.

        3. NEW TRADEMARKS. Borrower represents and warrants that the Trademarks listed on EXHIBIT A and the license agreements listed on EXHIBIT B constitute all of the Trademarks and applications now owned by or licensed to or by Borrower for which registrations have been issued or applied for in the United States Patent and Trademark Office. If, before the Liabilities have been satisfied in full and the Loan and Security Agreement terminated, Borrower shall
(i) obtain rights to any new trademarks, trademark registrations or applications or tradenames used in the United States or any state, territory or possession thereof or (ii) become entitled to the benefit of any trademark application, trademark, trademark registration or tradename used in the United States or any state, territory or possession thereof, the provisions of PARAGRAPH 1 above shall automatically apply thereto and Borrower shall give to Lender prompt written notice thereof. Borrower hereby authorizes Lender to modify this Security Agreement by amending EXHIBIT A and EXHIBIT B to include any future trademarks, trademark registrations, trademark applications, tradenames and




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license agreements which are Trademarks, as applicable, under PARAGRAPH 1 above or under this PARAGRAPH 3.

        4. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants, covenants and agrees that:

                (a) It is and will continue to be the owner of all right, title and interest in the Collateral so long as the Trademarks shall continue in force, free from any lien or security interest in favor of any Person except for the security interest granted to Lender and any other security interests agreed to in writing by Lender.

                (b) It has the full right and power to grant the security interest in the Collateral made hereby.

                (c) It has made no previous assignment, transfer or agreements in conflict herewith or constituting a present or future assignment, transfer, or encumbrance on any of the Collateral except for license agreements to use such Collateral granted to licensees described on EXHIBIT B hereto.

                (d) There is no financing statement or other document or instrument now signed or on file in any public office covering any part of the Collateral, except those showing Lender as secured party, and so long as any Liabilities remain outstanding under the Loan and Security Agreement or the Loan and Security Agreement has not terminated, it will not execute, and there will not be on file in any public office, any such financing statement or other document or instruments, except financing statements on file or to be filed in favor of Lender.

                (e) All information furnished to Lender concerning the Collateral and proceeds thereof, for the purpose of obtaining credit or an extension of credit, is, or will be at the time the same is furnished, accurate and correct in all material respects.

                (f) Except as otherwise disclosed herein, to the best of Borrower's knowledge and belief after due inquiry, no infringement or unauthorized use presently is being made of any of the Trademarks which would materially adversely affect the fair market value of the Collateral or the benefits of this Security Agreement granted to Lender including, without limitation, the priority or perfection of the security interest granted herein or the remedies of Lender hereunder.

        5. ROYALTIES; TERMS. Borrower hereby agrees that any rights granted hereunder to use by Lender with respect to all



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Collateral as described above shall be worldwide and without any liability for royalties or other related charges from Lender to Borrower. The term of the assignments of security interest granted herein shall extend until the earlier of (i) the expiration or termination of each of the Trademarks assigned hereunder or (ii) all Liabilities have been paid in full and the Loan and Security Agreement has been terminated.

        6. LENDER'S RIGHT TO INSPECT. Lender shall have the right, at any time and from time to time, to inspect Borrower's premises and to examine Borrower's books, records and operations. Borrower agrees not to sell or assign its interest in, or grant any license under, any of the Collateral without the prior written consent of Lender.

        7. RELEASE OF SECURITY INTEREST. This Security Agreement is made for collateral purposes only. Upon payment in full of all Liabilities and termination of the Loan and Security Agreement, Lender shall, at Borrower's sole cost and expense, execute and deliver to Borrower all termination statements, assignments and other instruments as may be necessary or proper to re-vest in Borrower full title to the Collateral granted hereby, subject to any disposition thereof which may have been made by Lender pursuant hereto or pursuant to the Loan and Security Agreement.

        8. DUTIES OF BORROWER. Borrower shall have the duty (i) to file and prosecute diligently any trademark or service mark application that is part of the Trademarks pending as of the date hereof or thereafter, (ii) to make application on Trademarks, as appropriate, and (iii) to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with this PARAGRAPH 8 shall be borne by Borrower. Borrower shall not abandon any right to file a trademark application or any pending trademark application without the consent of Lender, if such abandonment could have a material adverse effect on Borrower's business, operations or financial condition.

        If Borrower fails to comply with any of the foregoing duties, Lender may do so in Borrower's name to the extent permitted by law, but at Borrower's expense, and Borrower hereby agrees to reimburse Lender in full for all expenses, including the reasonable fees and disbursements of counsel incurred by Lender in protecting, defending and maintaining the Collateral.

        In the event that Borrower shall fail to pay when due any fees required to be paid by it hereunder, or shall fail to discharge any lien or security interest prohibited hereby, or shall fail to comply with any other duty hereunder, Lender may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of Borrower, and all moneys so paid out shall be Liabilities of Borrower repayable on demand, together with interest




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at the rate of interest applicable to Revolving Loans under the Loan and
Security Agreement.

        9. RIGHT TO SUE. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Trademarks, and any licenses thereunder, and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender or such other party in aid of such enforcement and Borrower shall promptly, upon demand, reimburse and indemnify Lender or such other party for all costs and expenses incurred by Lender or such other party in the exercise of its or their rights under this PARAGRAPH 9.

        10. WAIVERS. No course of dealing among Borrower and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Loan and Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        11. SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

        12. MODIFICATION. This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 3 hereof or by a writing signed by the parties hereto.

        13. CUMULATIVE REMEDIES; POWER OF ATTORNEY; EFFECT ON LOAN AND SECURITY AGREEMENT. All of the rights and remedies of Lender with respect to the Collateral, whether established hereby or by the Loan and Security Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Borrower hereby authorizes Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in its sole discretion, as Borrower's true and lawful attorney-in-fact, with power at any time after the occurrence and during the continuance of an Event of Default, (i) to endorse Borrower's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of the Collateral, or to grant or issue any exclusive or non-exclusive license under the Collateral to anyone, or to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral



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to anyone free and clear of any encumbrance upon title thereof created after the date of this Security Agreement, and (ii) to take any other actions with respect to the Collateral as Lender reasonably deems in its best interests. Lender hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all Liabilities shall have been paid in full and the Loan and Security Agreement has been terminated. Borrower acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Lender or its successors, transferees and assigns under the Loan and Security Agreement but rather is intended to facilitate the exercise of such rights and remedies. Lender and such other parties shall have, in addition to all other rights and remedies given it or them by the terms of this Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located. Recourse to security will not be required at any time.

        14. CARE OF COLLATERAL. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Borrower shall request in writing, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by Borrower shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

        15. CERTAIN RIGHTS REGARDING COLLATERAL AND LIABILITIES. Lender may from time to time, after the occurrence and during the continuance of an Event of Default, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) notify the parties obligated on any of the Collateral to make payment to Lender of any amounts due or to become due hereunder and (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto. Lender shall give Borrower prompt notice of any such action taken by Lender. Lender may, furthermore, from time to time, whether before or after any of the Liabilities shall become due and payable, without notice to Borrower, take all or any of the following actions:
(a) take control of any proceeds of the Collateral, (b) retain or obtain a security interest in any property, in addition to the Collateral, to secure any of the Liabilities, (c) retain or obtain the primary or secondary liability of any party or parties, in addition to Borrower with respect to any of the Liabilities, (d) extend or



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renew for any period (whether or not longer than the original period) or exchange any of the Liabilities or release or compromise any obligation of any nature of any party with respect thereto, (e) surrender, release or exchange all or any part of any property, in addition to the Collateral, securing any of the Liabilities, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect to any such property, and (f) resort to the Collateral for payment of any of the Liabilities whether or not it shall have resorted to any other property securing the Liabilities or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities.

        16. BINDING EFFECT; BENEFITS. This Security Agreement shall be binding upon Borrower and its respective successors and assigns, and shall inure to the benefit of Lender and its respective successors, transferees and assigns.

        17. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY OF THE TRADEMARKS, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE LOAN AND SECURITY AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF ILLINOIS ARE USED HEREIN AS THEREIN DEFINED.

        18. NOTICE. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in accordance with the Loan and Security Agreement.

        19. CONSENT TO JURISDICTION. To induce Lender to accept this Agreement, Borrower, irrevocably, agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY




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ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER
JURISDICTION.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

ATTEST:                                        RAINBOW HOME RENTALS, INC.


______________________________                 By___________________________
Title___________________________                 Title______________________



                                                CONTINENTAL BANK N.A.


                                                By___________________________
                                                  Title_______________________


















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STATE OF ILLINOIS       )
                        ) ss:
COUNTY OF COOK          )


        The foregoing Collateral Trademark Security Agreement was executed and acknowledged before me this __________ day of __________, 1992, by ___________________ and ___________________, personally known to me to be the
________________________ and ______________________, respectively, of Rainbow
Home Rentals, Inc., an Ohio corporation, on behalf of such corporation.



                                          --------------------------------------
                                                      Notary Public

                                          My Commission Expires:

                                          -------------------------------------
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STATE OF ILLINOIS       )
                        ) ss:
COUNTY OF COOK          )


        The foregoing Collateral Trademark Security Agreement was executed and acknowledged before me this ________ day of __________, 1992, by ____________________, personally known to me to be the
________________________ of Continental Bank N.A.


(SEAL)

                                           ------------------------------------
                                                      Notary Public

                                           My Commission Expires:


                                           -------------------------------------